Section 906 Certification

Christian Pittard, Chief Executive Officer, and Andrea Melia, Chief Financial Officer, of The Emerging Markets Telecommunications Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2009 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Christian Pittard	/s/ Andrea Melia
Christian Pittard	Andrea Melia
President	Treasurer and Chief Financial Officer
January 4, 2010	January 4, 2010